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                                                                 EXHIBIT 10.1(a)

                                SECOND AMENDMENT
                                     TO THE
                        FIRST AMENDMENT AND RESTATEMENT
                                     OF THE
                     LABARGE, INC.  EMPLOYEES SAVINGS PLAN
                (formerly the "LaBarge Retirement Action Plan")

     This Plan document executed on November 30, 1993 by the Company,


                                   WITNESSETH

     WHEREAS, LaBarge, Inc. established the profit-sharing plans for its various divisions as follows:


             Plan                       Initial Effective Date
             ----                       ----------------------
Profit Sharing Plan for Employees
  of LaBarge Electronics Division               January 1, 1974

Profit Sharing Plan for Employees
  of Management Division                        January 1, 1974

Profit Sharing Plan for Employees
  of Dot-Flex Electronics Division              January 1, 1969

Profit-Sharing Plan for Employees
  of Wire and Cable Division                    January 1, 1974

Profit-Sharing Plan for Employees
  of LaBarge Tubular Division                   February 29, 1957

Profit-Sharing Plan for Employees
  of Dorsett Electronics Division               January 1, 1968

Nelson Employees Profit-Sharing Plan            February 29, 1959


     WHEREAS, the Company consolidated all such plans into the Plan effective January 1, 1984; and

     WHEREAS, the Plan has been amended as follows:


     Effective Date of                      Date Amendment
        Amendment                              Executed
     -----------------                      --------------
     April 1, 1986                          April 1, 1986
     July 1, 1988                           September 30, 1988
     July 1, 1988                           September 30, 1988
     July 1, 1988                           September 30, 1988
     January 1, 1989                        December 6, 1988

     WHEREAS, the Plan was amended and restated May 3, 1990 effective January 1, 1987; and

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      WHEREAS, the amendment and restatement of the Plan was amended on June
28, 1990 effective July 1, 1990; and

      WHEREAS, the Company wants to further amend the Plan;

      NOW, THEREFORE, the Company amends the Plan as follows:

      1.   Effective October 1, 1993, delete Section 5.10.

      2. Effective October 1, 1993, delete Section 6.7 and insert the following new Section 6.7 in lieu thereof:

           6.7 In addition to directing the manner of the initial investment of contributions made to his respective Accounts, a Participant or Beneficiary, from time to time, may direct reinvestment of assets credited to his respective Accounts as of each Valuation Date upon written notice delivered to the Plan Administrator at least thirty days prior to such Valuation Date; provided, however, to the extent amounts credited to Matching, Company Profit Sharing or Company Elective Contribution Accounts are invested in the LaBarge Common Stock Fund, such amounts cannot be reinvested in another Fund.

           An investment direction change may be expressed in terms of whole dollar amounts or percentages in increments of twenty-five percent (25%) of the amounts credited to the account of the Participant but may not be in excess of the amount credited to such account as of the last day of such Valuation Date.

           As soon as practical after, subject to Section 4.10, the close of each such Valuation Date, the Trustee shall transfer amounts between the four respective Funds equal to the net change in investments as directed by the Participants as of the last day of such Plan Quarter,

      3.   Effective October 1, 1993, add the following new

Section 6.10:

           6.10 For purposes of this Section 6.10, the following terms have the meanings as indicated:


           "Accounting Valuation Date" means a Valuation Date as of which the accounting is made for amounts which are to be invested in the LaBarge Common Stock Fund and amounts transferred from the LaBarge Common Stock Fund to other Funds,

           "Affiliate" means any person subject to Section 16(b) of the Securities and Exchange Act of 1934, as amended.

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           "Cash Pool" means, as of a Valuation Date, the sum of:

                (a) Employee Savings Contributions made during the calendar quarter containing the Accounting Valuation Date which are to be invested in the LaBarge Common Stock Fund. Such contributions shall be invested in short term money market investments as they are made and interest credited in such contributions shall also be credited to the Cash Pool.

                (b) Amounts from the Money Market, Fixed and Equity Funds which are to be invested in the LaBarge Common Stock Fund as of the Accounting Valuation Date. These amounts, to the extent they are not invested in the LaBarge Common Stock Fund on the Accounting Valuation Date, shall be invested in short term money market investments as of such date.

                (c) Matching Contributions for the quarter containing the Accounting Valuation Date. To the extent such Matching Contributions are not invested in the LaBarge Common Stock Fund as of the Accounting Valuation Date, such Contributions shall be invested in short term money market investments.

           "Shares Out" means the number of share of LaBarge, Inc. common stock as of the Accounting Valuation Date which are to be transferred from the LaBarge Common Stock Fund to other Funds.

           "Shares Out Value" means the product of the LaBarge Shares Out as of the Accounting Valuation Date multiplied by the Twenty Day Price as of such Valuation Date.

           "Twenty Day Price" means the price of Company common stock as of a given day, as determined as follows:

                        (i) For each of the twenty consecutive trading dates
                immediately preceding the date Company common stock is to be valued, multiply the number of shares of Company common stock traded on the American Stock Exchange during each day by the per share closing price of Company common stock as listed by the American Stock Exchange for such day.

                        (ii) Add the products determined under (i) for each of the twenty consecutive trading dates immediately preceding the date Company common stock is to be valued.

                        (iii) Divide the sum determined under (ii) by the total
                number of shares of Company common


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                stock traded on the American Stock Exchange for such twenty consecutive day period.

           If the Cash Pool exceeds the Shares Out Value as of an Accounting Valuation Date, the Administrator shall take the following actions as of such Date:

                (d) The Administrator shall direct the Trustee to purchase Company common stock from Affiliates or on the open market using cash equal to the difference between the Cash Pool and the Shares Out Value. Such purchases shall be made in a manner so as not to significantly distort the market price of Company common stock. The purchase price of Company common stock purchased from Affiliates shall be the Twenty Day Price on the date of sale. To the extent the Cash Pool is not utilized to purchase Company common stock by the Valuation Date occurring on the last day of the calendar quarter immediately following the Accounting Valuation Date, such amount shall be credited to the Cash Pool to be utilized for such quarter.

                (e) Calculate the average price of a share of Company common stock purchased during the calendar quarter immediately following the Accounting Valuation Date by dividing the sum of the Shares Out Value and the total purchase price of Company common stock purchased during the period by the sum of the total number of Shares Out plus the shares of Company common stock purchased during the period.

                (f) Allocate to the appropriate Account or Accounts of a Participant shares of Company common stock equal to the amount of the Cash Pool attributable to such Participant divided by the average price of a share of Company common stock as determined under Subsection 6.10(e).

                (g) Credit to the appropriate Account or Accounts of a Participant electing to transfer as of the Accounting Valuation Date funds from the LaBarge Common Stock Fund to other Funds an amount equal to the product of the average price of a share of LaBarge common stock, as determined under Subsection 6.10(e), multiplied by the number of shares of Company common stock the Participant elected to so transfer.

           If the Shares Out Value exceeds the Cash Pool as of an Accounting Valuation Date, the Administrator shall take the following actions as of such Date:

                (h) Subtract from the number of Shares Out the result of the Cash Pool divided by the Twenty Day Price.

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                (i) Sell on the open market or to Affiliates the number of shares of Company common stock as determined under Subsection 6.10(h). Such sales shall be made in a manner so as to not significantly distort the market price of Company common stock. The price of Company common stock sold to an Affiliate shall be the Twenty Day Price on the day of such sale. To the extent shares of Company common stock are not sold by the Valuation Date at the end of the calendar quarter immediately following the Accounting Valuation Date, such shares shall be credited to the Shares Out to be utilized for such calendar quarter.

                (j) Calculate the average selling price of a share of Company common stock sold during the calendar quarter immediately following the Accounting Valuation Date by dividing the sum of the Cash Pool and the total selling price of shares of Company stock sold during the period by the result of the sum of the result of the Cash Pool divided by the Twenty Day Price plus the number of shares of Company common stock sold during the period.

                (k) Allocate to the appropriate Account or Accounts of a Participant shares of Company common stock equal to the amount of the Cash Pool attributable to such Participant's Account or Accounts divided by the average price of a share of Company common stock, as determined under Subsection 6.10(j).

                (l) Compute a ratio the numerator of which is the sum of the result of the Cash Pool divided by the Twenty Day Price plus the number of shares of Company common stock sold during the calendar quarter immediately following the Accounting Valuation Date and the denominator of which is the Shares Out. Multiply the number of shares a Participant has elected to transfer from the LaBarge Common Stock Fund to other Funds by the ratio determined under the first sentence of this Subsection 6.10(l). Credit to the appropriate Account or Accounts of a Participant electing to transfer amounts from the LaBarge Common Stock Fund to other Funds an amount equal to the product of the average price of a share of Company common stock, as reduced by the ratio determined under the second sentence of this
           Section 6.10(l), the Participant elected to so transfer. Any shares of Company common stock a Participant has elected to transfer from the LaBarge Common Stock Fund to another Fund or Funds remaining after application of the ratio as described in the Subsection 6.10(l) shall remain credited to the LaBarge Common Stock Fund until transferred at a later date under the provisions of this Section 6.10.

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The Administrator may restrict the extent to which a Participant may transfer amounts credited to the Employee Savings Voluntary and Rollover Contribution Accounts, to the extent such Accounts are invested in the LaBarge Common Stock Fund. Participants are prohibited from transferring amounts credited to Matching, Profit-Sharing and Company Elective Contribution Accounts, to the extent such Accounts are invested in the LaBarge Common Stock Fund, to other Funds. The Administrator shall in writing publish to Participants its rules regarding transfers of amounts from the LaBarge Company Stock Fund.

      4.   Effective January 1, 1993, add the following new Section 11.14:

           11.14 The following rules apply to an "Eligible Rollover
      Distribution":

                (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                (b) For purposes of applying the provisions of this Section
           11.14:

                        (i) "Eligible Rollover Distribution" means any
                distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                        (ii) "Eligible Retirement Plan" means an individual
                retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in

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                Code Section 401(a), that accepts the Distributee's Eligible
                Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                        (iii) "Distributee" means an Employee or former
                Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

                        (iv) "Direct Rollover" means a payment by the Plan to
                the Eligible Retirement Plan specified by the Distributee.

       IN WITNESS WHEREOF, LaBarge, Inc. has adopted this Plan amendment on the date and year first above written.


                                        LABARGE, INC.




                                        By  Craig E. LaBarge
                                           ----------------------------------
                                           President



ATTEST:

William J. Maendu
- -------------------------------
Secretary



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